Exhibit 99.1



                               EXCHANGE AGREEMENT



         THIS EXCHANGE AGREEMENT (this "Agreement") is made and entered into as of June 28, 2001 (the "Agreement Date") by and between CERTIFIED SERVICES, INC. a Nevada corporation ("CSRV"), UNILOC, INC., a California corporation ("Uniloc"), an entity to be created by Martin Bothmann and Michael Zuliani ("Newco") and certain CSRV shareholders ("Selling Shareholders").

         WHEREAS, the parties intend that, subject to the terms and conditions of this Agreement, Uniloc will acquire 1,800,000 of the issued and outstanding pre-split shares of common stock of CSRV from CSRV's Selling Shareholders for the purchase price of $310,000 and 75,000 shares of newly-issued Uniloc common stock; and

         WHEREAS, the parties intend that, subject to the terms and conditions of this Agreement, CSRV will acquire 13,818,816 shares of the issued and outstanding shares of common stock of Uniloc from Uniloc in exchange for 13,818,816 shares of common stock of CSRV, as defined in section 1 herein ("Exchange Shares"); and

         WHEREAS, the Selling Shareholders are the holders of shares of CSRV common stock in the following amounts Martin Bothmann (750,000 shares), Michael Zuliani (750,000 shares), St. Andrews Venture Capital (105,000 shares), Christine Recarey (100,000 shares)Brian Paradis (85,000 shares) and Colin Fidler (10,000 shares) and the Selling Shareholders desire to sell their shares of CSRV common stock under the terms and conditions set forth herein; and

         WHEREAS, the parties intend that, subject to the terms and conditions of this Agreement, Newco will acquire certain designated assets as defined in
Section 1 herein, to be transferred by CSRV in exchange for the assumption of certain designated liabilities, as specified herein; and

         WHEREAS, the parties have negotiated a Letter of Intent containing the terms and conditions of a plan of exchange and asset disposition ("Term Sheet"); and

         WHEREAS, upon the effectiveness of the exchange, as defined below, all the issued and outstanding shares of Uniloc will be transferred to CSRV in exchange for the Exchange Shares, and the parties acknowledge and accept that although CSRV shall be the surviving corporation in exchange, from a corporate law perspective, the transaction shall be treated as a "reverse acquisition," wherein Uniloc shall be deemed the surviving entity for accounting and financial statements purposes; and

         WHEREAS, the mutual representations and warranties of the parties herein are a material inducement to enter into this Agreement; and

         WHEREAS, the parties acknowledge that the exchange will qualify and is intended to qualify as a reorganization under Section 368 of the U.S. Internal Revenue Code of 1986, as amended (the "Code");

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereby agree as follows:

     1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms will have the meanings set forth below:

     1.1 "ADA" means asset  disposition  agreement  negotiated  between CSRV and
Newco,  which   contemplates   transfer  of  Designated  Assets  and  Designated
Liabilities from CSRV to Newco.

     1.2. "Closing" is defined in Section 11.1.

     1.3. "Closing Date" is defined in Section 11.1.

     1.4. "Designated Assets" means all of the assets of CSRV appearing on CSRV's unaudited financial statements for the quarter ending forty five (45) days from the Closing Date.

     1.5. "Designated Liabilities" means all of the liabilities of CSRV appearing on CSRV's unaudited financial statement for the quarter ending forty five (45) days from the Closing.

     1.6. "Exchange" means, collectively, the exchange of all of the issued and outstanding Uniloc common stock for the Exchange Shares contemplated by Section 2 below.

     1.7. "Exchange Shares" means the total number of CSRV shares of common stock that will be issued under this Agreement to Uniloc shareholders in exchange for all of the shares of Uniloc common stock that are issued and outstanding immediately prior to the Closing.

     1.8. "Intellectual Property Rights" means, collectively, all worldwide industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade dress rights, trade names, service marks, service mark applications, copyrights, copyright applications, mask work rights, mask work registrations, franchises, licenses, inventions, trade secrets, know-how, customer lists, proprietary processes and formulae, software source and object code, algorithms, architecture, structure, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records.

     1.9 "Material Adverse Effect" means any event, change or effect that is (or will with the passage of time be) materially adverse to a party's condition (financial or otherwise), properties, assets, liabilities, business, operations, or results of operations, it being understood that none of the following shall be deemed by itself or by themselves, either alone or in combination, to constitute a Material Adverse Effect for any effect arising out of or resulting from actions contemplated by the parties in connection with the announcement of this Agreement and the transactions contemplated hereby.

     1.10 "PEX" means a definitive Plan of Exchange negotiated by parties to this Agreement and filed with he respective state governments of the parties.

     1.11 "CSRV Shares" means the issued and outstanding shares of CSRV's common stock as of the execution date of this Agreement.

     1.12 "CSRV Unaudited Financial Statements" means unaudited financial statements and notes thereto covering each fiscal quarter ending forty five (45) days form the Closing Date, comparative to the same quarter in the preceding fiscal year, including income statements, balance sheets and statements of cash flow and shareholder equity. Such statements shall be (i) prepared in conformity with United States Generally Accepted Accounting Principles; (ii) prepared in
Form 10Q-SB format, and (iii) reviewed by CSRV's independent certified public accountants.

     1.13 "CSRV's Audited Financial Statements" means financial statements and notes thereto for years ended December 1999 and 2000, which include income statements, balance sheets, statements of cash flow and shareholder equity. CSRV's Audited Financial Statements shall be prepared in conformity with United States Generally Accepted Accounting Principles, which are consistently applied and shall be the subject of an unqualified opinion of a recognized firm of independent certified public accountants reasonably acceptable to Uniloc in Form 10-KSB format.

     1.14 "Selling Shareholders" means those CSRV Shareholders transferring their 1,800,000 pre-split shares of CSRV common stock to Uniloc.

     1.15. "Uniloc Shares" means the issued and outstanding shares of Uniloc common stock of, as of the execution date of this Agreement, $0.01 par value per share, comprising the entire issued capital of Uniloc, as constituted immediately prior to the Closing.

     1.16. "Uniloc's Audited Financial Statements" means financial statements and notes thereto for years ended December 1999 and 2000, which include income statements, balance sheets, statements of cash flow and shareholder equity. Uniloc's Audited Financial Statements shall be prepared in conformity with United States Generally Accepted Accounting Principles, which are consistently applied and shall be the subject of an unqualified opinion of a recognized firm of independent certified public accountants reasonably acceptable to CSRV in Form 10-KSB format

     1.17. "Uniloc's Unaudited Financial Statements" means statements and notes thereto covering each fiscal quarter ending forty five (45) days from the Closing Date, comparative to the same quarter in the preceding year including income statements, balance sheets and statements of cash flow and shareholder equity. Uniloc's Unaudited Financial statements shall be (i) prepared in conformity with United States generally accepted accounting principles; (ii) prepared in Form 10 QSB format, and (iii) reviewed by CSRV's independent certified public accountants.

     1.18 "Additional Deposit" shall refer to the refundable payment of $50,000 which shall be maintained in escrow by NevWest Securities Corporation ("NevWest"). At the closing the Additional Deposit shall be credited against the Purchase Price and paid to the Selling Shareholders.

     Other capitalized terms defined elsewhere in this Agreement and not defined in this Section 1 shall have the meanings assigned to such terms in this Agreement.


     2. THE EXCHANGE. Subject to the terms and conditions of this Agreement, at the Closing:

     (a) Uniloc shall acquire 360,000 post-split (1,800,000 pre-split) shares of CSRV common stock from the Selling Shareholders for the amount of $310,000 (a non-refundable deposit of $5,500 shall have been paid to oration NevWest. and the Additional Deposit of $50,000 of good-faith money shall have been deposited in escrow at the signing of this Agreement with NevWest in its escrow account maintained at Wells Fargo Bank and shall be credited toward the Purchase Price at the closing); and

     (b) CSRV will acquire 13,818,816 shares of Uniloc common stock in exchange for 13,818,816 shares of newly issued CSRV common stock to Uniloc shareholders on a pro-rata basis; and

     (c) CSRV shall have affected a reverse split of its common stock on a 1 for 5 basis reducing the total number of issued and outstanding shares of common stock to 684,229 shares; and

     (d) Newco shall acquire Designated Assets and Designated Liabilities from CSRV pursuant to the ADA; and

     (e) CSRV shall transfer the Designated Assets and Designated Liabilities to Newco; and

     (f) Uniloc shall issue 75,000 shares of newly-issued Uniloc common stock to the Selling Shareholders;

     (g) Uniloc shall issue 100,000 shares of newly-issued Uniloc common stock to CSRV Shareholders on an adjusted pro-rata basis exclusive of those shares issued to the Selling Shareholders as set forth in subsection (p) above;


     (h) All CSRV Shareholders shall have approved a Lock-up Agreement restricting the sale of CSRV Shares such that fifty percent (50%) of the CSRV shares held by CSRV Shareholders as of the date of execution of the Lock-Up Agreement shall not be eligible for sale in market or public transaction(s) for a period of five (5) months.

     2.1. Exchange of Shares.

     2.1.1. Exchange of Uniloc Stock. Subject to surrender and delivery to CSRV by Uniloc shareholders of all applicable share certificates at the Closing and the accompanying Share Transfer Form and Form W-8, Uniloc shareholders shall receive stock certificates for the Exchange Shares at the Closing.

     2.1.2. Fractional Shares. No fractional shares of CSRV common stock shall be issued in connection with the Exchange. Instead, CSRV shall issue common stock in an amount rounded up to the next whole share.

     2.1.3. Registration Rights. Effective upon the Closing, Uniloc shareholders shall be granted registration rights under the Securities Act of 1933, as amended (the "1933 Act").

     2.2.  Adjustments for Capital  Changes.  Notwithstanding  the provisions of
Section 2.1, if at any time after the Agreement Date and prior to the Closing, CSRV or Uniloc recapitalizes, either through a subdivision (or stock split) of any of its issued and outstanding shares into a greater number of shares, or a combination (or reverse stock split) of any of its issued and outstanding shares into a lesser number of shares, or reorganizes, reclassifies or otherwise changes its issued and outstanding shares into the same or a different number of shares of other classes (other than through a subdivision or combination of shares provided for in the previous clause), or declares a dividend on its issued and outstanding shares payable in shares or securities convertible into shares of CSRV common stock (a "Capital Change"), then the number of shares of CSRV common stock for which shares of Uniloc Stock are to be exchanged in the

Exchange shall be appropriately, equitably and proportionately adjusted (as agreed to in writing by CSRV and Uniloc if the adjustment for such Capital Change involves something other than a mathematical adjustment) so as to maintain the proportionate interests of shareholders of Uniloc and CSRV contemplated hereby so as to maintain the proportional interests of the holders of Uniloc Stock contemplated by this Agreement. The provisions of this Section shall not apply to any transaction not permitted to be undertaken by Uniloc under the provisions of this Agreement. In the event that a Capital Change affecting CSRV common stock occurs prior to the Closing, then all prices per share and numbers of shares used to compute the Exchange Number shall be deemed to have been equitably adjusted to reflect such Capital Change as necessary to effect the purposes and intent of this Section.

     2.3. Further Assurances. If, at any time after the Closing, the parties hereto consider or are advised that any further instruments, deeds, assignments or assurances are reasonably necessary or desirable to consummate the Exchange or to carry out the purposes of this Agreement at or after the Closing, then parties to this Agreement shall execute and deliver all such proper deeds, assignments, instruments and assurances and do all other things necessary or desirable to consummate the Exchange and to carry out the purposes and intent of this Agreement.

     2.4. Securities Laws Issues. CSRV shall issue the Exchange Shares pursuant to an exemption from registration under Section 4(2) and/or Regulation D promulgated under the 1933 Act. Concurrently with execution of this Agreement, Uniloc will execute and deliver to CSRV an Investment Representation Letter in the form of Exhibit A hereto (the "Investment Representation Letter").

     2.5 Compliance with Securities Laws. For as long as this Agreement shall remain in full force and effect, CSRV shall comply with all relevant Securities Laws including its requirement to file periodic, quarterly and annual reports, as well as all reporting requirements required by this Agreement.

     3. UNILOC REPRESENTATIONS AND WARRANTIES.

     Uniloc hereby represents and warrants to CSRV that each of the following representations and statements in this Section 3 are true and correct.

     3.1. Organization and Good Standing. Uniloc is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Uniloc has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and is duly qualified to transact business in each jurisdiction in which its failure to be so qualified would have a Material Adverse Effect.

     3.2. Power, Authorization and Validity.

     3.2.1. Uniloc has the right, power, legal capacity and authority to enter into, execute, deliver and perform all Uniloc obligations under this Agreement and has the requisite power and authority to consummate the Exchange. No filing, authorization, consent, approval or order, governmental or otherwise, required by law is necessary or required to be made or obtained by Uniloc to enable it to lawfully enter into, and to perform his respective obligations this Agreement.

     3.2.2. This Agreement is, or when executed by Uniloc will be, a valid and binding obligation of Uniloc enforceable in accordance with its terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

     3.2.3. All representations, warranties and other statements made by Uniloc in the Investment Representation Letter executed and delivered to CSRV by Uniloc pursuant hereto (a) are now, and at the Closing shall be true and correct, and
(b) shall be deemed to be  representations  and warranties made pursuant to this
Section 3 for all purposes of this Agreement.

     3.3. Capitalization of Uniloc.

     3.3.1. Authorized Share Capital. The authorized share capital of Uniloc consists entirely of 100,000,000 shares of common stock, $.01 par value per share and no shares of preferred stock, $.01 par value per share. There are currently a total of 13,818,816 shares of common stock issued and outstanding and no shares of preferred stock, issued or outstanding. No other shares in the share capital of Uniloc are, or will at Closing be, authorized, issued or outstanding. No fractional shares of Uniloc Stock are, or will at Closing be, issued or outstanding. All issued and outstanding shares of Uniloc Stock have been duly authorized and validly issued, are fully paid, nonassessable, and not subject to any claim, lien, preemptive right, or right of rescission, and have been offered, issued, sold and delivered by Uniloc (and, if applicable, transferred) in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of all applicable securities laws, Uniloc's Articles of Incorporation and Bylaws and other documents and agreements to which Uniloc is a party.

     3.3.2. Options, Warrants or Rights. Uniloc has granted an aggregate of 567,500 options to purchase shares of its common stock. The exercise price of $.50 per share. There are currently 6,270,139 warrants issued and outstanding. 1,108,333 warrants are exercisable at $.60 per share and expire in 2006.
4,316,806 warrants are exercisable at $.50 per share which expire in 2005. Additionally, 845,000 warrants have been issued to consultants at exercise prices between $.50 and $1.00, exercising in 2005 and 2006. There are no other options, warrants, convertible or other securities, calls, commitments, conversion privileges, preemptive rights or other rights or agreements outstanding to purchase or otherwise acquire, whether directly or indirectly, any shares of Uniloc's share capital or any securities convertible into or exchangeable for any shares of Uniloc's capital stock or obligating Uniloc to grant, issue, extend, or enter into, any such option, warrant, convertible or other security, call, commitment, conversion privilege, preemptive right or other right or agreement, and Uniloc has no liability for any dividends accrued but unpaid. No person or entity holds or has any other option, warrant or other right to acquire any issued and outstanding shares of the capital stock of Uniloc from any record or beneficial holder of shares of the capital stock of Uniloc. No shares of Uniloc Stock are reserved for issuance under any stock purchase, stock option or other benefit plan.

     3.3.3. No Voting Arrangements or Registration Rights. Uniloc is aware of no voting agreements, voting trusts, rights of first refusal or other restrictions, other than normal restrictions on transfer under applicable securities laws, applicable to any of Uniloc's issued and outstanding shares of to the conversion of any shares of Uniloc Stock in the Exchange. Uniloc is under an obligation to register under the Securities Act of 1933, as amended, securities that may be issued to investors in its Private Placement Offering dated May 1, 2001 when and if Uniloc files a registration statement of any kind.

     3.4. Subsidiaries. Uniloc has never been a subsidiary of any corporation, partnership, limited liability company, joint venture or other business entity.

     3.5. No Violation of Existing Agreements. Neither the execution and delivery of this Agreement nor the consummation of the Exchange or any of the other transactions contemplated hereby, nor Uniloc's discussion or negotiation with CSRV of the Exchange or any other transaction contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of: (i) any provision of the Articles of Incorporation and Bylaws of Uniloc, as currently in effect; (ii) any federal, state or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Uniloc or its assets or properties; or (iii) any material instrument, agreement, contract, letter of intent or commitment to which Uniloc is a party or by which Uniloc, or its assets or properties, are or were bound, except such conflicts, terminations, breaches, impairments or violations as would not have a Material Adverse Effect.

     3.6. Litigation. As of the date hereof, there is no action, suit, arbitration, mediation, proceeding, claim or investigation pending against Uniloc (or against any officer or director of Uniloc or, to the best of the knowledge of Uniloc, against any employee or agent of Uniloc, in their capacity as such or relating to their employment, services or relationship with Uniloc) before any court, administrative agency or arbitrator that, if determined adversely to Uniloc (or any such officer, director, employee or agent) may reasonably be expected to have a Material Adverse Effect on Uniloc, nor, to the

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best of Uniloc's  knowledge  any such  action,  suit,  proceeding,  arbitration, mediation,  claim or investigation  been  threatened.  Except for the regulatory
approvals  required  hereunder,   there  is  no  basis  for  any  person,  firm,
corporation or other entity, to assert a claim against Uniloc or CSRV based upon Uniloc's entering into this Agreement or consummating the Exchange. There is no basis for any person, firm, corporation or other entity to assert a claim against Uniloc based upon (a) any claims of ownership, rights to ownership, or options, warrants or other rights to acquire ownership, of any shares of the capital stock of Uniloc; or (b) any rights as a Uniloc shareholder, including any option, warrant or preemptive rights or rights to notice or to vote. To the knowledge of Uniloc, there is no judgment, decree, injunction, rule or order of any governmental entity or agency, court or arbitrator outstanding against Uniloc.

     3.7. Taxes. Uniloc has timely filed tax returns required to be filed, has timely paid or provided for all taxes required to be paid in respect of all periods for which returns have been filed, has established an adequate accrual or reserve for the payment of all taxes payable in respect of the periods subsequent to the periods covered by the most recent applicable tax returns, has made all necessary estimated tax payments, and has no material liability for taxes in excess of the amount so paid or accruals or reserves so established. Uniloc is not delinquent in the payment of any tax or in the filing of any tax returns, and no deficiencies for any tax have been threatened, claimed, proposed or assessed. Uniloc has not received any notification that any issues have been raised (and are currently pending) by any taxing authority regarding Uniloc and no tax return of Uniloc has ever been audited by any taxing agency or authority. For the purposes of this Section, the terms "tax" and "taxes" include any state and federal income, alternative or add-on minimum income, gains, franchise, excise, property, sales, use, employment, license, payroll (including any taxes or similar payments required to be withheld from payments of salary or other compensatory payments), ad valorem, payroll, stamp, occupation, recording, value added or transfer taxes, governmental charges, fees, customs duties, levies or assessments (whether payable directly or by withholding), and, with respect to such taxes, any estimated tax, interest and penalties or additions to tax and interest on such penalties and additions to tax.

     CSRV will not be required  to deduct and  withhold  any amount  pursuant to
Section 1445(a) of the Internal Revenue Code of 1986, as amended.

     3.8. Uniloc Financial Statements. Uniloc was incorporated on March 2, 1998 Uniloc's financial year ends on the 31st day of December. Uniloc has delivered to CSRV an unaudited balance sheet, an unaudited income statement and unaudited cash flow statement as parts of Uniloc's Unaudited Financial Statements package, as defined in Section 1 herein. Uniloc has also delivered to CSRV Uniloc's audited balance sheet, an audited consolidated cash flow for the financial year ended 1999 as parts of Uniloc's Audited Financial Statements package, as defined in Section 1.

     Both Uniloc's Audited Financial Statements and Uniloc's Unaudited Financial Statements (a) have been prepared in accordance with the books and records of Uniloc, (b) fairly present the financial condition of Uniloc at the dates therein indicated and the results of operations for the periods therein specified and (c) have been prepared in accordance with Generally Accepted Accounting Principles ("GAAP") applied on a consistent basis with prior periods. Uniloc has no material debt, liability or obligation of any nature (whether intercompany or owed to third parties), whether accrued, absolute, contingent or otherwise, and whether due or to become due, except for (i) those shown on the unaudited balance sheet and (ii) those that may have been incurred after such balance sheet date in the ordinary course of Uniloc's business. All reserves established by Uniloc and set forth in Uniloc's Unaudited Financial Statements are reasonably adequate. As of the date of Uniloc's Unaudited Financial Statements, there were no material contingent liabilities, as such term is used in GAAP, which are not adequately provided for in the balance sheet as required by GAAP.

     3.9. Title to Properties. Uniloc has good and marketable title to all of its assets (including but not limited to those shown on a balance sheet which is a part of Uniloc's Unaudited Financial Statement), free and clear of all liens, mortgages, security interests, claims, charges, restrictions or encumbrances, except where the failure to hold such title would not have a Material Adverse Effect. All machinery, vehicles, equipment and other tangible personal property included in such assets and properties are in good condition and repair, normal wear and tear excepted, and all leases of real or personal property to which Uniloc is a party are fully effective and afford Uniloc peaceful and undisturbed possession of the real or personal property that is the subject of the lease. Uniloc is not in violation of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties (the violation of which would have a Material Adverse Effect on its business), nor has Uniloc received any notice of violation with which it has not complied.

     3.10. Absence of Certain Changes. Since the date of Uniloc's Unaudited Financial Statements through the Agreement Date, there has not been with respect to Uniloc any:

     (a) material adverse change in Uniloc's condition (financial or otherwise),
properties,   assets,  liabilities,   businesses,   operations,  or  results  of
operations;

     (b) amendments or changes in the memorandum and articles of association of Uniloc;

     (c) (i) incurrence, creation or assumption by Uniloc of any mortgage, security interest, pledge, lien or other encumbrance on any of the assets or properties of Uniloc or any material obligation or liability or any indebtedness for borrowed money; or (ii) issuance or sale of, or change with respect to the rights of, any debt or equity securities of Uniloc or any options or other rights to acquire from Uniloc, directly or indirectly, any debt or equity securities of Uniloc;

     (d) payment or discharge of a lien or liability which lien or liability was not either shown in Uniloc's Unaudited Financial Statements or incurred in the ordinary course of business after Uniloc's Unaudited Financial Statements date;

     (e) purchase, license, sale or other disposition, or any agreement or other arrangement for the purchase, license, sale or other disposition, of any of the assets, properties or goodwill of Uniloc other than in the ordinary course of its business consistent with its past practice;

     (f) damage, destruction or loss, whether or not covered by insurance, having (or likely with the passage of time to have) a Material Adverse Effect on Uniloc;

     (g) declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the Uniloc Stock, any split, combination or recapitalization of the Uniloc Stock or any direct or indirect redemption, purchase or other acquisition of Uniloc Stock or any change in any rights, preferences, privileges or restrictions of any issued and outstanding security of Uniloc;

     (h) change or increase in the compensation payable or to become payable to any of the officers, employees, consultants or agents of Uniloc, or in any bonus or pension, insurance or other benefit payment or arrangement (including without limitation stock awards, stock appreciation rights or stock option grants) made to or with any of such officers, employees, consultants or agents except in connection with normal salary or performance reviews or otherwise in the ordinary course of business consistent with Uniloc's past practice;

     (i) change with respect to the management, supervisory or other key personnel of Uniloc;

     (j) obligation or liability incurred by Uniloc to any of its officers, directors or the Uniloc Shareholder except in the ordinary course of business consistent with Uniloc's past practice;

     (k) making of any loan, advance or capital contribution to, or any investment in, any officer, director or record or beneficial shareholder of Uniloc;

     (l) entering into, amendment of, relinquishment, termination or non-renewal by Uniloc of any contract, lease, transaction, commitment or other right or obligation other than in the ordinary course of its business consistent with its past practice or, to Uniloc's knowledge, any written or oral indication or assertion by the other party thereto of problems with Uniloc's services or performance under such contract, lease, transaction, commitment or other right or obligation or such other party's desire to so amend, relinquish, terminate or not renew any such contract, lease, transaction, commitment or other right or obligation;

     (m) material change in the manner in which Uniloc extends discounts or credits to customers or otherwise deals with its customers;

     (n) entering into by Uniloc of any transaction, contract or agreement or the conduct of business or operations other than in the ordinary course of its business consistent with its past practices; or

     (o) transfer or grant of a right under any Uniloc IP Rights,  as defined in
Section 3.13 below, other than those transferred or granted in the ordinary course of Uniloc's business consistent with Uniloc's past practice.

     3.11. Contracts and Commitments. Exhibit B sets forth a list of each of the following written or oral contracts, agreements, commitments or other instruments to which Uniloc is a party or to which it or any of its assets or properties is bound as of the Agreement Date:

     (a) consulting or similar agreement under which Uniloc provides any advice or services to a customer of Uniloc;

     (b) continuing contract for the future purchase, sale, license, provision or manufacture of products, material, supplies, equipment or services requiring payment to or from Uniloc which is not terminable on 90 days' or less notice without cost or other liability to Uniloc or in which Uniloc has granted or received manufacturing rights, most favored customer pricing provisions or exclusive marketing rights relating to any product or services, group of products or services or territory;

     (c) contract providing for the acquisition of software by Uniloc, for the development of software for Uniloc, or the license of software to Uniloc, which software is used or incorporated in any products currently distributed by Uniloc or services currently provided by Uniloc or is contemplated to be used or incorporated in any products to be distributed or services to be provided by Uniloc (other than software generally available to the public at a per copy license fee);

     (d) joint venture or partnership contract or agreement or other agreement which has involved or is reasonably expected to involve a sharing of profits or losses in excess of $25,000 per annum with any other party;

     (e) contract or commitment for the employment of any officer, employee or consultant of Uniloc or any other type of contract or understanding with any officer, employee or consultant of Uniloc which is not immediately terminable by Uniloc without cost or other liability, except as otherwise provided by law;

     (f) indenture, mortgage, trust deed, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with GAAP;

     (g) lease or other agreement under which Uniloc is lessee of or holds or operates any items of tangible personal property or real property owned by any third party and under which payments to such third party exceed $25,000 per annum;

     (h) agreement or arrangement for the sale of any assets, properties, services or rights, other than in the ordinary course of business consistent with past practice, and except as otherwise contemplated by this Agreement;

     (i) agreement which restricts Uniloc from engaging in any aspect of its business or competing in any line of business in any geographic area;

     (j) agreement relating to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any shares of Uniloc Stock or any options, warrants or other rights to purchase or otherwise acquire any such shares of Uniloc Stock, other securities or options, warrants or other rights therefore;

     (k) contract with or commitment to any labor union; or

     (l) other agreement, contract, commitment or instrument that is material to the business of Uniloc or that involves a commitment by Uniloc in excess of $25,000.

     No consent or approval of any third party is required to ensure that following the Closing, any Uniloc Material Agreement shall continue to be in full force and effect without any breach or violation thereof caused by virtue of the Exchange or by any other transaction called for by this Agreement.

     3.12. No Default. Uniloc is not in breach or default of any Uniloc Material Agreement. Uniloc is not a party to any contract, agreement or arrangement which has had, or could reasonably be expected to have, a Material Adverse Effect on Uniloc. Uniloc does not have any material liability for renegotiation of government contracts or subcontracts, if any.

     3.13. Intellectual Property.

     3.13.1 Uniloc owns, or has the irrevocable right to use, sell or license all material Intellectual Property Rights, as defined below, necessary or required for the conduct of its business as presently conducted (such Intellectual Property Rights being hereinafter collectively referred to as the "Uniloc IP Rights"), and such rights to use, sell or license are sufficient for such conduct of its business. Uniloc is the legal and beneficial owner of all rights, including all copyright to those materials, together with all alterations, modifications and reconfigurations thereof in all forms of expression, including but not limited to, the source code, object code, flowcharts, block diagrams, manuals and all other documentation no matter how stored, transmitted, read or utilized and all copyrights, trade secrets, patents, inventions, whether patentable or not, proprietary rights and intellectual property rights associated therewith.

     3.13.2. The execution, delivery and performance of this Agreement and the consummation of the Exchange and the other transactions contemplated hereby will not constitute a material breach of or default under any instrument, contract, license or other agreement governing any Uniloc IP Right (the "Uniloc IP Rights Agreements") and will not cause the forfeiture or termination, or give rise to a right of forfeiture or termination, of any Uniloc IP Right or materially impair the right of Uniloc to use, sell, license, provide or otherwise commercially exploit any Uniloc IP Right or portion thereof (except where such breach, forfeiture or termination would not have a Material Adverse Effect on Uniloc). There are no royalties, honoraria, fees or other payments payable by Uniloc to any person by reason of the ownership, use, license, sale, exploitation or disposition of the Uniloc IP Rights.

     3.13.3. Neither the manufacture, marketing, license, sale, furnishing or intended use of any product or service currently licensed, utilized, sold, provided or furnished by Uniloc or currently under development by Uniloc has violated or now violates any license or agreement between Uniloc and any third party or, to the knowledge of Uniloc infringes or misappropriates any intellectual property right of any other party; and there is no pending or, to the best knowledge of Uniloc, no threatened claims or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Uniloc IP Right nor, to the best knowledge of Uniloc, is there any basis for any such claim, nor has Uniloc received any notice asserting that any Uniloc IP Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the best knowledge of Uniloc, is there any basis for any such assertion. To the best knowledge of Uniloc, no employee or agent of or consultant to Uniloc is in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, non-solicitation agreement or any other contract or agreement, or any restrictive covenant relating to the right of any such employee, agent or consultant to be employed thereby, or to use trade secrets or proprietary information of others, and the employment of such employees or engagement of such agents and consultants does not subject Uniloc to any liability.

     3.13.4. Uniloc is currently taking reasonable and practicable steps designed to protect, preserve and maintain the secrecy and confidentiality of all material Uniloc IP Rights and all Uniloc's proprietary rights therein. All officers, employees, agents and consultants of Uniloc having access to proprietary information have executed and delivered to Uniloc an agreement regarding the protection of such proprietary information and the assignment of inventions to Uniloc in the form provided to counsel for CSRV and copies of all such agreements, executed by all such persons, have been delivered to CSRV's counsel.

     3.13.5. Exhibit C contains a list of all Uniloc IP Rights and all worldwide applications, registrations, filings and other formal actions made or taken pursuant to federal, state and foreign laws by Uniloc to secure, perfect or protect its interest in Uniloc IP Rights, including, without limitation, all patents, patent applications, copyrights (whether or not registered), copyright applications, trademarks, service marks and trade names (whether or not registered) and trademark, service mark and trade name applications.

     3.14. Compliance with Laws. Uniloc has complied, and is now and at the Closing Date will be in compliance, in all material respects, with all applicable federal, state or foreign laws, ordinances, regulations, and rules, and all orders, writs, injunctions, awards, judgments, and decrees applicable to Uniloc or to Uniloc's assets, properties, and business, except where the failure to so comply would not have a Material Adverse Effect. Uniloc holds all permits, licenses and approvals from, and has made all filings with, third parties, including government agencies and authorities, that are necessary in connection with Uniloc's present business, accept those where failure to do so would not have a Material Adverse Effect.

     3.15. Certain Transactions and Agreements. Except as contemplated by this Agreement, none of the officers, directors of Uniloc, nor any member of their immediate families, has any direct or indirect ownership interest in any firm or corporation that competes with, or does business with, or has any contractual arrangement with Uniloc (except with respect to any interest in less than one percent (1%) of the stock of any corporation whose stock is publicly traded). None of said officers, directors, employees or any member of their immediate families, are directly or indirectly interested in any contract or informal arrangement with Uniloc, except for normal compensation for services as an officer, director or employee thereof that have been disclosed to CSRV. Except as contemplated by this Agreement, none of said officers, directors, employees or family members have any interest in any property, real or personal, tangible or intangible, including but not limited to any Uniloc IP Rights or any other Intellectual Property Rights, that is used in or that pertains to the business of Uniloc, except for the normal rights of a shareholder.

     3.16. Employees.

     3.16.1. Uniloc is in compliance in all material respects with all applicable laws, agreements and contracts relating to employment, employment practices, wages, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters in each of the jurisdictions in which it conducts business. A list of all employees, officers and consultants of Uniloc, their title, date of hire, employer entity and current compensation is set forth on Exhibit D. Uniloc does not have any employment contracts or consulting agreements currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions), other than as may be required by law.

     3.16.2. Uniloc (i) has never been and is not now subject to a union organizing effort, (ii) is not subject to any collective bargaining agreement with respect to any of its employees, (iii) is not subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization, and (iv) does not have any current labor disputes. Uniloc has good labor relations, and has no knowledge of any facts indicating that the consummation of the transactions contemplated hereby will have a material adverse effect on such labor relations. As of the date hereof, Uniloc has no knowledge that any key employee of Uniloc intends to leave the employ of Uniloc.

     3.16.3.  Uniloc does not have any  "employee  benefit  plan," as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Uniloc has no pension plan which constitutes, or has since the enactment of ERISA constituted, a "multi-employer plan" as defined in Section 3(37) of ERISA. No Uniloc pension plans are subject to Title IV of ERISA.

     3.16.4. Exhibit E lists each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, severance benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits for employees, consultants or directors which is entered into, maintained or contributed to by Uniloc and covers any employee or former employee or consultant or former consultant of Uniloc. Such contracts, plans and arrangements as are described in this Section
3.16.4 are hereinafter collectively referred to as the "Uniloc Benefit Arrangements." The Uniloc Benefit Arrangement has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all laws, statutes, orders, rules and regulations that are applicable to such Uniloc Benefit Arrangement. Uniloc has delivered to CSRV and its counsel a complete and correct copy and summary description of the Uniloc Benefit Arrangement.

     3.16.5.  There  has  been  no  amendment  to,  written   interpretation  or
announcement (whether or not written) by Uniloc relating to, or change in employee participation or coverage under, any Uniloc Benefit Arrangement that would increase materially the expense of maintaining such Uniloc Benefit Arrangement above the level of the expense incurred in respect thereof for Uniloc's fiscal year ended 2000.

     3.16.6. The group health plans (as defined in Section 4980B(g) of the Code) that benefit employees of Uniloc are in compliance, in all material respects, with the continuation coverage requirements of Section 4980B of the Code as such requirements affect Uniloc and its employees. As of the Closing Date, there will be no material outstanding, uncorrected violations under the Consolidation Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), with respect to any of the Uniloc Benefit Arrangements, covered employees, or qualified beneficiaries that could result in a Material Adverse Effect on Uniloc, or in a material adverse effect on the business, operations or financial condition of CSRV as its successor. Uniloc has provided, or shall have provided prior to the Closing, to individuals entitled thereto, all required notices and coverage pursuant to Section 4980B of COBRA, with respect to any "qualifying event" (as defined in Section 4980B(f)(3) of the Code) occurring prior to and including the Closing Date, and no material amount payable on account of Section 4980B of the Code has been incurred with respect to any current or former employees of Uniloc (or their beneficiaries).

     3.16.7. No benefit payable or which may become payable by Uniloc pursuant to any Uniloc Benefit Arrangement or as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise tax under Section 4999 of the Code or which would not be deductible by reason of
Section 280G of the Code. Uniloc is not a party to any (a) agreement (other than as described in (b) below) with any executive officer or other key employee thereof (i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Uniloc in the nature of any of the transactions contemplated by this Agreement, (ii) providing any term of employment or compensation guarantee, or (iii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment, or (b) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be materially increased, or the vesting of benefits of which will be materially accelerated, by the occurrence of the Exchange or any of the other transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.


     4. CSRV REPRESENTATIONS AND WARRANTIES

     CSRV hereby represents and warrants each of the following representations and statements in this Section 4 are true and correct:

     4.1. Organization and Good Standing. CSRV is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and is duly qualified to transact business as a foreign corporation in each jurisdiction in which its failure to be so qualified would have a Material Adverse Effect.

     4.2. Power, Authorization and Validity.

     4.2.1. CSRV has the right, power and authority to enter into, execute and perform its obligations under this Agreement and to consummate the Exchange. The execution, delivery and performance of this Agreement by CSRV have been duly and validly approved and authorized by all necessary action on the part of CSRV and CSRV's Board of Directors.

     4.2.2. No filing, authorization, consent, approval or order, governmental or otherwise, is necessary or required to enable CSRV to enter into this Agreement and consummate the Exchange. No filing, authorization, consent, approval or order, governmental or otherwise, is necessary or required to enable CSRV to perform those obligations under this Agreement that are to be performed after the consummation of the Exchange except for any filings with the Securities and Exchange Commission as may be required to comply with applicable securities laws in connection with the Exchange itself.

     4.2.3. This Agreement is, or when executed by CSRV will be, a valid and binding obligation of CSRV, enforceable in accordance with its terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

     4.3. No Violation of Material Agreements. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in: (a) a termination, breach, impairment or violation of
(i) any provision of the Articles of Incorporation or By-laws of CSRV, as currently in effect or (ii) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation to which CSRV or its assets or properties is subject; or (b) a termination, or a material breach, impairment or violation, of any material instrument or contract to which CSRV is a party or by which CSRV is bound. CSRV is not required to obtain the consent of any third party to consummate the Exchange.

     4.4. Disclosure. CSRV has made available to Uniloc a disclosure package consisting of CSRV's most recent Form 10-K for its fiscal year ended 2000, all Forms 10-Q filed by CSRV with the SEC after the date of such Form 10-K and before the Agreement Date, all Forms 8-K and 8-K/A filed by CSRV with the SEC after the date of its most recent Form 10-Q and the Proxy Statement for CSRV's annual meeting of stockholders (the "CSRV Disclosure Package"). As of their respective filing dates, documents filed by CSRV with the SEC including, without limitation, any financial statements or schedules included or incorporated therein and included in the CSRV Disclosure Package complied in all material respects with the requirements of the 1933 Act or the 1934 Act, as the case may be. The consolidated financial statements of CSRV included in such SEC documents have been prepared in accordance with the books and records of CSRV and fairly represent the financial condition of CSRV and its consolidated subsidiaries as of such date and the consolidated results of operations and cash flows for the periods then ended. The consolidated financial statements in such SEC documents have been prepared in accordance with United States generally accepted accounting principles consistently applied during the periods involved, except as otherwise disclosed in the notes to such financial statements. The CSRV Disclosure Package, this Agreement, the exhibits and schedules hereto, and any certificates or documents to be delivered to Uniloc pursuant to this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

     4.5. Financial Condition. There has been no material adverse change in the financial condition or business of CSRV, taken as whole, since the date of the most recent financial statements included in the CSRV Disclosure Package.

     4.6. Validity of Shares. The shares of CSRV common stock to be issued pursuant to the Exchange shall, when issued: (a) be duly authorized, validly issued, fully paid and nonassessable and free of liens and encumbrances created by CSRV, and (b) be free and clear of any transfer restrictions, liens and encumbrances, except for restrictions on transfer under applicable United States securities laws, including Rule 144 promulgated under the 1933 Act.

     4.7. Capitalization of CSRV.

     4.7.1. Authorized Share Capital. The authorized share capital of CSRV consists entirely of 25,000,000 shares of common stock, $0.001 par value per share, of which a total of 10,000,000 shares were issued and outstanding as of May 30, 2001 and 3,421,145 are outstanding as of the Agreement Date. CSRV is authorized to issue from time to time in one or more series to be determined by CSRV's Board of Directors, shares of preferred stock. As of the Agreement Date CSRV has no preferred stock issued or outstanding. No other shares in the share capital of CSRV are, or will at Closing be, authorized, issued or outstanding. No fractional shares of CSRV are, or will at Closing be, issued or outstanding. All issued and outstanding shares of CSRV have been duly authorized and validly issued, are fully paid and non-assessable, are not subject to any claim, lien, preemptive right, or right of rescission, and have been offered, issued, sold and delivered by CSRV (and, if applicable, transferred) in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of all applicable securities laws, CSRV's Articles of Incorporation and Bylaws and other documents and agreements to which CSRV is a party. The CSRV shares are quoted on the Over-the Counter Bulletin Board ("OTC BB") under the symbol CSRV.

     4.7.2. No Voting Arrangements or Registration Rights. There are no voting agreements, voting trusts, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable securities laws) applicable to any of CSRV's issued and outstanding shares of to the conversion of any shares of CSRV's Stock in the Exchange. Uniloc is not under any obligation to register under the Securities Exchange Act of 1934, as amended or otherwise any of its presently issued and outstanding securities or any securities that may be subsequently issued.


     5. NEWCO REPRESENTATIONS AND WARRANTIES

     Newco hereby represents and warrants each of the following representations and statements in this Section 5 are true and correct:

     5.1. Organization and Good Standing. Newco shall be a business organization duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and is duly qualified to transact business as a foreign corporation in each jurisdiction in which its failure to be so qualified would have a Material Adverse Effect.

     5.2. Power, Authorization and Validity.

     5.2.1. Newco has the right, power and authority to enter into, execute and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by Newco have been duly and validly approved and authorized by all necessary action on the part of Newco and Newco's Board of Directors.

     5.2.2. No filing, authorization, consent, approval or order, governmental or otherwise, is necessary or required to enable Newco to enter into this Agreement or to enable Newco to perform those obligations under this Agreement that are to be performed after the consummation of the Exchange except for any filings with the Securities and Exchange Commission as may be required to comply with applicable securities laws in connection with the Exchange itself.

     5.2.3. This Agreement is, or when executed by Newco will be, a valid and binding obligation of Newco, enforceable in accordance with its terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

     5.3. No Violation of Material Agreements. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in: (a) a termination, breach, impairment or violation of
(i) any provision of the Certificate of Incorporation or Bylaws of Newco, as currently in effect or (ii) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation to which Newco or its assets or properties is subject; or (b) a termination, or a material breach, impairment or violation, of any material instrument or contract to which Newco is a party or by which Newco is bound. Newco is not required to obtain the consent of any third party to consummate the Exchange.

     5.4. Disclosure. Financial Condition. There has been no material adverse change in the financial condition or business of Newco, taken as whole, since the date of the most recent financial statements included in the disclosure package previously provided by Newco to all parties to this Agreement.

     6. COVENANTS OF UNILOC.

     During the period from the Agreement Date until the earlier to occur of (i) the Closing or (ii) the termination of this Agreement in accordance with Section 16, Uniloc hereby covenants and agrees as follows:

     6.1. Advice of Changes. Uniloc will promptly advise CSRV and other parties to this Agreement in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Uniloc contained in Section 3 of this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (b) of any material adverse change in Uniloc's assets, business, results of operations or financial condition. Uniloc shall deliver to CSRV within thirty
(30) days after the end of each quarterly accounting period ending after the Agreement Date and before the Closing Date, an unaudited balance sheet and statement of operations, which financial statements shall be prepared in the ordinary course of business consistent with Uniloc's past practice, in accordance with Uniloc's books and records and GAAP and shall fairly present the financial position of Uniloc on a consolidated basis as of their respective dates and the results of Uniloc's operations on a consolidated basis for the periods then ended.

     6.2. Maintenance of Business. Uniloc shall carry on and preserve its business and its relationships with customers, suppliers, employees, consultants and others in substantially the same manner as it has prior to the date hereof. If Uniloc becomes aware of a material deterioration in the relationship with any customer, supplier, key employee, consultant or business partner, it will promptly bring such information to the attention of CSRV in writing and, if requested by CSRV, will exert its best efforts to restore the relationship.

     6.3. Conduct of Business. Uniloc shall continue to conduct its business and maintain its business relationships in the ordinary and usual course and to not, without the prior written consent of the President or the CEO of CSRV:

     (a) borrow or lend any money other than advances to in the ordinary course of Uniloc's business consistent with Uniloc's past practice;

     (b) purchase or sell shares or other equity interest in any corporation or other business or enter into any transaction or agreement not in the ordinary course of Uniloc's business consistent with Uniloc's past practice;

     (c) encumber, or permit to be encumbered, any of its assets;

     (d) sell, transfer or dispose of any of its assets except in the ordinary course of Uniloc's business consistent with Uniloc's past practice;

     (e) enter into any material lease or contract for the purchase or sale of any property, whether real or personal, tangible or intangible, except as otherwise contemplated by this Agreement, or except in the ordinary course of business and consistent with past practice;

     (f) pay any bonus, increased salary or special remuneration to any officer, employee or consultant (except for normal salary increases consistent with past practices not to exceed 5% of such officer's, employee's or consultant's base annual compensation, except pursuant to existing arrangements previously disclosed to and approved in writing by CSRV) or enter into any new employment or consulting agreement with any such person;

     (g) change any of its accounting practices and procedures;

     (h) declare, set aside or pay any cash or stock dividend or other distribution in respect of any of its shares, redeem, repurchase or otherwise acquire any of its capital stock or other securities, pay or distribute any cash or property to any Uniloc shareholder or security holder or make any other cash payment to any shareholder or security holder of Uniloc that is unusual, extraordinary, or not made in the ordinary course of Uniloc's business consistent with Uniloc's past practice;

     (i) amend or terminate any material contract, agreement or license to which it is a party;

     (j) guarantee or act as a surety for any obligation of any third party;

     (k) waive or release any material right or claim except in the ordinary course of business, consistent with past practice or agree to any audit assessment by any tax authority or file any federal or state income or franchise tax return unless copies of such returns have been delivered to CSRV for its review prior to filing;

     (l) issue, sell, create or authorize any shares of its capital stock of any class or series or any other of its securities, or issue, grant or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue shares of its capital stock or securities ultimately exchangeable for, or convertible into, shares of its capital stock;

     (m) subdivide or split or combine or reverse split the issued and outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of issued and outstanding shares of its capital stock of any class or affecting any other of its securities;

     (n) merge, consolidate or reorganize with, or acquire, any entity or enter into any negotiations, discussions or agreement for such purpose;

     (o) amend its charter documents;

     (p) enter into any license or agreement to license any of its technology or Intellectual Property Rights;

     (q) change any insurance;

     (r) agree to do any of the things described in the preceding clauses 7.3(a) through 7.3(q).

     6.4. Regulatory Approvals. Uniloc shall promptly execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which CSRV may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement, provided that CSRV shall pay the costs associated with such filings or applications. Uniloc shall cause its officers, directors and employees to use their respective best efforts to promptly obtain, and to cooperate with CSRV to promptly obtain, all such authorizations, approvals and consents.

     6.5. Necessary Consents. Uniloc, its officers and directors will use their respective best efforts to promptly obtain such written consents and take such other actions as may be necessary or appropriate in addition to those set forth in Section 6.4 to allow the consummation of the transactions contemplated hereby and to allow CSRV to carry on Uniloc's business after the Closing.

     6.6. Litigation. Uniloc shall cause Uniloc to notify CSRV in writing promptly after learning of any action, suit, arbitration, mediation, proceeding or investigation by or before any court, arbitrator or arbitration panel, board or governmental agency, initiated by or against it, or known by it to be threatened against it or any of its directors, officers, employees or consultant in their capacity as such.

     6.7. No Other Negotiations. From the Agreement Date until the earlier of termination of this Agreement in accordance with Section 16 or the consummation of the Exchange, Uniloc, its officers, directors and employees will not authorize, encourage or permit, any officer, director, employee, shareholder or affiliate of Uniloc, or any other person, on its or their behalf to, directly or indirectly, solicit or encourage any offer from any party or consider any inquiries or proposals received from any other party, participate in any negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any person (other than CSRV and other parties to this Agreement), concerning any agreement or transaction regarding the possible disposition of all or any substantial portion of the business, assets or capital stock of Uniloc by merger, consolidation, reorganization, sale of assets, sale of stock, exchange, tender offer or any other form of business combination ("Alternative Transaction"). Uniloc shall promptly notify CSRV orally and in writing of any such inquiries or proposals. In addition, Uniloc shall not execute, enter into or become bound by (a) any letter of intent or agreement or commitment between Uniloc on the one hand, and any third party, on the other hand, that is related to an Alternative Transaction or (b) any agreement or commitment between Uniloc on the one hand, and a third party, on the other hand, providing for an Alternative Transaction, except for existing Uniloc individual and corporate relationships and employees, in the ordinary course of business.

     6.8. Access to Information. Until the Closing, Uniloc shall allow CSRV and its agents reasonable access to the files, books, records and offices of Uniloc, including, without limitation, any and all information relating to Uniloc's taxes, commitments, contracts, leases, licenses, and real, personal and intangible property and financial condition, and subject to Uniloc's confidentiality obligations to third parties. Uniloc shall cause its accountants to cooperate with CSRV and its agents in making available all financial and tax information reasonably requested, including without limitation the right to examine all working papers pertaining to all financial statements and tax returns, prepared or audited by such accountants, provided that such access to information does not unreasonably interfere with the operations of Uniloc.

     6.9. Satisfaction of Conditions Precedent. Uniloc, its directors and officers will use their respective best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Sections 12, 13, and 14 of this Agreement, and use their respective best efforts to cause the transactions contemplated by this Agreement to be consummated; and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on Uniloc's part in order to effect the transactions contemplated hereby.

     6.10. Securities Laws. Uniloc shall use its best efforts to assist CSRV to the extent necessary to comply with the securities laws of all jurisdictions which are applicable in connection with the Exchange, provided that all costs associated with such compliance shall be borne by CSRV.

     6.11. Termination of Registration and Voting Rights. Uniloc shall cause all registration rights agreements and voting agreements applicable to or affecting any issued and outstanding shares or other securities of Uniloc (if any) to be duly terminated and canceled by Uniloc by no later than the Closing.

     6.12. Assignment and Confidentiality Agreements. Uniloc shall obtain from each employee, agent and consultant of Uniloc who has had access to any copyrightable, patentable or other proprietary works or intellectual property owned or developed by Uniloc or other Intellectual Property Rights, or to any other confidential or proprietary information of Uniloc or its clients, an invention assignment and confidentiality agreement in substantially the form of the agreement provided to counsel to CSRV, duly executed by such employee, agent or consultant and delivered to Uniloc.

     6.13. Delivery of Uniloc Financial Statements. Prior to the Closing, and as soon as practicable following the execution of this Agreement, Uniloc shall deliver to CSRV Uniloc's Audited Financial Statements. Also prior to Closing, Uniloc shall deliver to CSRV Uniloc's unaudited financial statements, as well as Uniloc's unaudited consolidated statement of operations, consolidated statement of cash flow and consolidated statements of shareholders' equity for nine (9) months prior to the date of closing prepared in accordance with the GAAP (the "Interim Financials").

     6.14. Closing of Exchange. Uniloc shall not refuse to effect the Exchange if, on or before the Closing Date, all the conditions precedent to their obligations to effect the Exchange have been satisfied or, in their sole discretion, been waived by them.


     7. COVENANTS OF CSRV

     During the period from the Agreement Date until the earlier to occur of (i) the Closing or (ii) the termination of this Agreement in accordance with Section 15, CSRV covenants and agrees as follows:

     7.1. Advice of Changes. CSRV will promptly advise Uniloc and other parties to this Agreement in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of CSRV contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (b) of any material adverse change in CSRV's business, results of operations or financial condition.

     7.2. Regulatory Approvals. CSRV will execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, in connection with the consummation of the transactions contemplated by this Agreement in accordance with the terms of this Agreement. CSRV will use its best efforts to obtain all such authorizations, approvals and consents.

     7.3. Satisfaction of Conditions Precedent. CSRV will use its best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Sections 12, 13, and 14 of this Agreement, and CSRV will use its best efforts to cause the Exchange and the transactions contemplated by this Agreement to be consummated in accordance with the terms of this Agreement, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby. In particular, CSRV will use its best efforts to cause the Exchange to become effective in accordance with this Agreement.

     7.4. Securities Laws. CSRV shall take such steps as may be necessary to comply with the securities and Blue Sky laws of all jurisdictions which are applicable in connection with the Exchange, with the cooperation and assistance of Uniloc and other parties to this Agreement.

     7.5. Employee Benefits. As soon as practicable after the Agreement Date, CSRV and Uniloc shall confer and work in good faith to agree upon a plan under which Uniloc employees will be covered either by (a) CSRV's employee benefits plans or (b) Uniloc's employee benefit plans, with such decision to be made no later than six (6) months following the Closing, in a manner that results in minimal disruption to the continuing operations of Uniloc, and minimal cost to CSRV.

     7.6. Closing of Exchange. CSRV shall not refuse to effect the Exchange if, on or before the Closing Date, all the conditions precedent to their obligations to effect the Exchange under Sections 12, 13, and 14 hereof have been satisfied or, in its sole discretion, been waived by it.

     8. COVENANTS OF NEWCO

     During the period from the Agreement Date until the earlier to occur of (i) the Closing or (ii) the termination of this Agreement in accordance with Section 16, Newco covenants and agrees as follows:

     8.1. Advice of Changes. Newco will promptly advise all parties to this Agreement in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Newco contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (b) of any material adverse change in Newco's business, results of operations or financial condition.

     8.2. Regulatory Approvals. Newco will execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, in connection with the consummation of the transactions contemplated by this Agreement in accordance with the terms of this Agreement. Newco will use its best efforts to obtain all such authorizations, approvals and consents.

     8.3. Satisfaction of Conditions Precedent. Newco will use its best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Sections 12, 13, and 14 of this Agreement, and Newco will use its best efforts to cause the transactions contemplated by this Agreement to be consummated in accordance with the terms of this Agreement, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby

     8.4. Closing of Exchange. CSRV shall not refuse to effect the transactions contemplated by this Agreement if, on or before the Closing Date, all the conditions precedent to their obligations to effect the transactions contemplated by this Agreement under Sections 12, 13, and 14 hereof have been satisfied or, in its sole discretion, been waived by it.


     9. CLOSING MATTERS

     9.1. The Closing.  Subject to  termination of this Agreement as provided in
Section 15 below, the closing of the transactions for consummation of the Exchange and other transactions contemplated by this Agreement (the "Closing") will take place at the offices of NevWest Securities at 10:00 a.m., Western Standard Time on August 31, 2001, or on such other date on or before the Termination Date, as defined herein, as the parties to this Agreement may mutually agree upon in writing (the "Closing Date"), but not later than within three (3) business days after the last to occur of the CSRV Shareholders Meeting or Uniloc Shareholders Meeting, approving the terms and conditions of the PEX and ADA, provided that all conditions of closing specified in Sections 12, 13, and 14 herein have been met. Any party to this Agreement, provided that such party is not then in breach of its obligations under this Agreement, could terminate the PEX and/or ADA as defined in Section 1 herein, if the Closing has not occurred on or before October 31, 2001 unless the closing has not occurred as a result of the failure of any party to obtain approval from the Securities and Exchange Commission.

     9.2. Exchanges at the Closing.

     9.2.1. At the Closing, the Uniloc Certificates shall be exchanged for the Exchange Shares, evidenced by the certificates therefore, as provided in Section 2 hereof.

     9.2.2. At the Closing, Uniloc shall advance the sum of Three Hundred Ten Thousand ($310,000) Dollars to CSRV, of which $5,500 shall have been previously paid in the form of a non-refundable deposit to NevWest Securities Corp. and $50,000 shall have been deposited in escrow with Wells Fargo upon execution of this Agreement. Therefore, at Closing Uniloc shall deliver the additional sum of $254,500.00 in the form of a certified bank check or wire transfer payable to the escrow account and disbursed in accordance with the terms of the escrow agreement.

     9.2.3. At the Closing, Uniloc shall deliver such additional quarterly Unaudited Financial Statement of Uniloc for all quarters from the date of the quarters previously provided up to any quarter ending forty five (45) days from the Closing Date.

     9.2.4. At the Closing, parties to this Agreement shall deliver acknowledgments that although CSRV shall be surviving corporation in the Exchange, from a corporate perspective, the Exchange shall be treated as a "reverse acquisition" for accounting and financial statements purposes wherein Uniloc shall be deemed the surviving entity.

     9.2.5. At the Closing Uniloc shall tender to CSRV for cancellation and reissuance to CSRV of all Uniloc shares and such additional shares as defined in the PEX and ADA given in settlement of debt, all with properly executed stock powers and medallion guarantees.

     9.2.2. At the Closing, all titles and other documents evidencing ownership of Designated Assets and all assignments and other documents evidencing Designated Liabilities shall be delivered by CSRV to Newco, which shall be delivered by Newco to CSRV, as provided in Section 2 hereof.

     9.2.4. Uniloc understands and agrees that stop transfer instructions will be given to CSRV's transfer agent with respect to certificates evidencing the Exchange Shares to assure compliance with the provisions of the Investment Representation Letter and that there will be placed on the certificates evidencing such Exchange Shares legends as specified in the Investment Representation Letter.

     9.2.5. After the Closing there will be no further registration of transfers on the share register of Uniloc or its transfer agent or company secretary of the Uniloc Stock that was issued and outstanding immediately prior to the Closing. If, after the Closing, Uniloc Certificates are presented for any reason, they will be canceled.


     10. CONDITIONS TO OBLIGATIONS OF UNILOC

     The obligations of Uniloc to consummate the Exchange are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by Uniloc in its sole discretion, but only in a writing signed by Uniloc):

     10.1. Accuracy of Representations and Warranties. The representations and warranties of CSRV and Newco set forth in Sections 12, 13, and 14 shall be true and accurate in every material respect on and as of the Agreement Date with the same force and effect as if they had been made at the Closing, and Uniloc shall have received a certificate to such effect executed by such parties Presidents or Chief Financial Officers.

     10.2. Covenants and Conditions.

     10.2.1. CSRV and Newco shall have performed and complied in all material respects with all of its covenants contained herein or before the Closing, and Uniloc shall have received a certificate to such effect signed by such parties Presidents or Chief Financial Officers.

     10.2.2. All parties to this Agreement shall negotiate and deliver a definitive PEX and ADA containing the basic terms and conditions set forth herein together with such other representations, warranties, covenants, terms, indemnities and conditions as would be usual and customary for a transaction of this nature and which are mutually agreeable to the parties including, without limitation, the making of all necessary filings and obtaining the necessary approvals and consents by third parties required to consummate the Exchange and other transactions contemplated in this Agreement.

     10.2.3. CSRV's Board of Directors shall approve the PEX and designate and authorize a representative of CSRV to execute the PEX on or before JULY 31, 2001. CSRV shall approve, adopt, execute and deliver the PEX and the ADA and recommendations to the shareholders by the Board of Directors of CSRV and Uniloc in accordance with Nevada law, to other parties to this Agreement by [July 31, 2001.]

     10.2.4. CSRV's shareholders shall approve the PEX and ADA under Nevada Revision Law, at a duly called meeting of Shareholders ("CSRV Shareholder

Meeting") after filing a preliminary and definitive proxy statement with the SEC and service upon such shareholders.

     10.2.5. The Board of Directors of Newco shall approve the PEX and ADA and designate an authorized representative of Newco to execute the Term Sheet, as well as deliver the executed Term Sheet to all parties to this Agreement on or before August 31, 2001

     10.2.6. Additionally as of the Closing:

     (a) CSRV shall deliver to Uniloc copies of its Audited Financial Statements for the fiscal year ended December 31, 2000 if the same has been filed with the SEC on Form 10KSB, or in the event it is not filed by such date, unaudited financial statements for the fiscal year ended December 31, 2000 and Unaudited Financial Statements, as filed with the SEC, for all quarters after December 31, 2000 up to the period forty five (45) days from the Closing Date.

     (b)  there  shall  be  no  non-disclosed   CSRV  common  stock  equivalents
outstanding

     (c) CSRV shall acknowledge and accept that CSRV shall be the surviving corporation in the Exchange, where from a corporate law perspective the Exchange shall be treated as a "reverse acquisition" for accounting and financial statements purposes wherein Uniloc shall be deemed the surviving entity for such purposes;

     (d) CSRV shall have completed due diligence review and investigation into the business and affairs of Uniloc as it and its counsel shall have deemed reasonably necessary; and

     (e) CSRV shall tender to Uniloc resignations of each of the officers and directors of CSRV effective seriatim on that date which such vacancies filled by the nominees of Uniloc set out in the proxy material provided by CSRV to its shareholders.

     10.2.7. Private Placement Offering; On the Closing Date, Uniloc shall have completed a Private Placement Offering of its securities and shall broken escrow on a Minimum Offering of $600,000 and shall have received proceeds therefrom sufficient to transfer the balance of the Purchase Price to the Selling Shareholders.

     10.2.8 Proxy Filing. Prior to the Closing Date, CSRV shall have convened a Special Meeting of its stockholders for the purposes of ratifying and approving of the Divestiture and business combination with Uniloc and the matters attendant thereupon (the "Special Meeting"). In connection with the Special Meeting, CSRV shall: (i) cause a preliminary proxy statement to be prepared and filed with the Securities and Exchange Commission (the "SEC"); (ii) respond to and comply with any and all comments received from the SEC; and (iii) have implemented such stockholder mailing(s) as shall have been required by Section 14 of the Exchange Act. The Special Meeting proxy statement shall include, inter alia: (i) ratification and approval of the Exchange; (ii) ratification and approval of a reverse split of all issued and outstanding CSRV Shares on such terms and conditions as Uniloc's Board of Directors shall determine on up to a one for five basis; (iii) authorize an amendment to CSRV's Certificate of Incorporation changing CSRV's name to Uniloc, Inc. or such other name as Uniloc's Board of Directors shall elect, changing the authorized capital to 100,000,000 shares of Common Stock and creating a class of "blank check" preferred stock on such terms and conditions as Uniloc's Board of Directors shall determine; (iii) authorizing the creation of an incentive and non-incentive stock option plan on such terms and conditions as Uniloc's Board of Directors shall determine; and (iv) ratification and approval of an agreement that 50% of the shares of Common Stock the CSRV Shareholders which are eligible for trading shall be subject to a lock-up agreement for a period of five months after the Closing.

     10.3. Compliance with Law; No Legal Restraints. There shall not be outstanding or threatened, or enacted or adopted, any order, decree, temporary, preliminary or permanent injunction, legislative enactment, statute, regulation, action, proceeding or any judgment or ruling by any court, arbitrator, governmental agency, authority or entity, or any other fact or circumstance (other than any such matter initiated by Uniloc, its officers or directors), that, directly or indirectly, challenges, threatens, prohibits, enjoins,
restrains,   suspends,   delays,   conditions  or  renders  illegal  or  imposes
limitations on, or is likely to result in a challenge, threat to, or a prohibition, injunction, restraint, suspension, delay or illegality of, or to impose limitations on the Exchange or any other transaction contemplated by this Agreement.

     10.4. Government Consents. There shall have been obtained at or prior to the Closing Date such permits and/or authorizations, and there shall have been taken such other action by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, as may be required to lawfully consummate the Exchange, including but not limited to requirements under applicable securities and corporations laws.

     10.5. Opinion of Counsel. Uniloc shall have received from counsel to CSRV and Newco an opinion letter concerning the validity of the transactions contemplated by this Agreement.

     10.6. Documents. CSRV shall have executed and delivered to Uniloc a certificate representing the Exchange Shares. Uniloc shall have received all written consents, assignments, waivers, authorizations or other certificates reasonably deemed necessary by Uniloc's legal counsel for Uniloc to lawfully consummate the transactions contemplated hereby.

     10.7. No Litigation. No litigation or proceeding (other than any litigation or proceeding initiated by Uniloc, its Board of Directors, shareholders or officers or Uniloc) shall be threatened or pending for the purpose or with the probable effect of enjoining or preventing the consummation of the Exchange or any of the other transactions contemplated by this Agreement, or which could be reasonably expected to have a material adverse effect on the present or future operations or financial condition of CSRV.

     10.8. Instructions to Transfer Agent; Deliveries. CSRV shall have issued irrevocable instructions to its transfer agent to authorize the issuance of CSRV common stock in the Exchange consistent with Section 2 hereof. CSRV shall have made the other deliveries contemplated by Section 2 hereof.

     10.9. Satisfactory Form of Legal Matters. The form, scope and substance of all legal and accounting matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to Uniloc's counsel.


     11. CONDITIONS TO OBLIGATIONS OF CSRV

     The obligations of CSRV hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by CSRV in its sole discretion, but only in a writing signed by CSRV):

     11.1. Accuracy of Representations and Warranties. The representations and warranties of Uniloc, and Newco set forth in Sections 3, 5 and 6 and in the Investment Representation Letters shall each be true and accurate in every material respect on and as of the Closing with the same force and effect as if they had been made at the Closing, except, in each case, where the failure to be true and correct would not reasonably be expected to have a Material Adverse Effect, and CSRV shall have received certificates to such effect executed by such parties Presidents or Chief Financial Officers.

     11.2. Covenants and Conditions.

     11.2.1. Uniloc and NEWCO shall have performed and complied in all material respects with all of its covenants contained herein or before the Closing, and Uniloc shall have received a certificate to such effect signed by such parties Presidents or Chief Financial Officers.

     11.2.2. CSRV and NEWCO shall negotiate and deliver at closing a PEX and ADA containing the basic terms and conditions set forth herein together with such other representations, warranties, covenants, terms, indemnities and conditions as would be usual and customary for a transaction of this nature and which are mutually agreeable to the parties including, without limitation, the making of all necessary filings and obtaining the necessary approvals and consents by third parties required to consummate the Exchange and other transactions contemplated in this Agreement.

     11.2.3. Uniloc's Board of Directors shall approve the PEX and designate and authorize a representative of CSRV to execute the PEX on or before July 31, 2001. CSRV should deliver the approved and executed PEX to Uniloc and Newco on or before July 31, 2001. Uniloc shall approve, adopt, execute and deliver the PEX and the ADA and recommendations to the shareholders by the Board of Directors of CSRV and Uniloc in accordance with Nevada law, to other parties to this Agreement by July 31, 2001.

     11.2.4. Uniloc shall have obtained shareholder approval in full compliance with California Revised Statutes at a duly called meeting of Shareholders ("Uniloc Shareholder Meeting") and any dissenter's rights shall have been fully liquidated without material change to the financial condition of Uniloc.

     11.2.5. The Board of Directors of Newco shall approve the ADA and designate an authorized representative of Newco to execute the ADA, as well as deliver the executed ADA to all parties to this Agreement on or before August 31, 2001. Also, Newco shall approve, adopt and deliver the PEX/ADA to the other parties to this Agreement on or before August 31, 2001.

     11.2.7.   Uniloc  shall  have   delivered   to  CSRV  Uniloc   Certificates
representing 100% of the issued and outstanding shares of Uniloc together with the other deliverables specified in Section 2 hereof.


     11.2.10. Additionally, as of the Closing:

     (a) there shall be no Uniloc common stock equivalents outstanding, which shall include any and all subscriptions, warrants, options or other rights or commitments of any character to subscribe for or purchase from Uniloc or obligating Uniloc to issue any Uniloc Shares or any securities convertible or exchangeable for such shares;

     (b) Uniloc shall have completed due diligence review and investigation into the business and affairs of CSRV as it and its counsel shall have deemed necessary; and

     (c) CSRV shall have received duly executed copies of all third-party consents, approvals, assignments, waivers, authorizations or other certificates contemplated by this Agreement or reasonably deemed necessary by CSRV's legal counsel to provide for the continuation in full force and effect of any and all material contracts, agreements and leases of Uniloc and the preservation of Uniloc's IP Rights and other assets and properties and for CSRV to consummate the transactions contemplated hereby, in form and substance reasonably satisfactory to CSRV, except for such thereof as the failure to so obtain would not have a Material Adverse Effect, or that CSRV and Uniloc shall have agreed in writing need not be obtained.

     11.3. Compliance with Law; No Legal Restraints. There shall not be outstanding, or enacted or adopted, any order, decree, temporary, preliminary or permanent injunction, legislative enactment, statute, regulation, action, proceeding or any judgment or ruling by any court, arbitrator, governmental agency, authority or entity (other than any such matter initiated by CSRV or its officers or directors), that, directly or indirectly, challenges, threatens, prohibits, enjoins, restrains, suspends, delays, conditions, or renders illegal or imposes limitations on (or is likely to result in a challenge, threat to, or a prohibition, injunction, restraint, suspension, delay or illegality of, or to impose limitations on: (i) the Exchange or any other transaction contemplated by this Agreement; (ii) CSRV's payment for Newco's acquisition or purchase of Designated Assets and Designated Liabilities from CSRV; or (iii) CSRV's ability to exercise full rights of ownership with respect to Uniloc and its respective assets and shares, including but not limited to restrictions on CSRV's ability to vote all the shares of Uniloc.

     11.4. Government Consents. There shall have been obtained at or prior to the Closing Date such permits or authorizations from, and there shall have been taken such other action, as may be required to lawfully consummate the Exchange by, any governmental or regulatory authority having jurisdiction over any of the parties and/or the actions herein proposed to be taken, including but not limited to requirements under applicable securities and corporate laws.

     11.5. Opinion of Uniloc's Counsel. CSRV shall have received from counsel to Uniloc opinions concerning the validity of the transactions contemplated by this Agreement.

     11.6. No Litigation. No litigation or proceeding (other than any litigation or proceeding initiated by CSRV, its Board of Directors, its shareholders, or its officers) shall be pending which could be reasonably expected to have a Material Adverse Effect on the present or future operations or financial condition of Uniloc.

     11.7. Appointment of New Directors and Officers. The directors and officers of Uniloc in office immediately prior to the Closing of the Exchange shall have resigned effective as of the Closing, unless otherwise directed by CSRV, and designees of CSRV shall have been named as the sole directors and officers of Uniloc and each of the Uniloc Subsidiaries prior to Closing, subject to any requirements of applicable local law.

     11.8. No Material Adverse Change. There shall not have been any material adverse change in the financial condition, properties, assets, liabilities, business, results of operations or operations of Uniloc and the Uniloc Subsidiaries, taken as a whole, that would constitute a Material Adverse Effect.

     11.9. Satisfactory Form of Legal and Accounting Matters. The form, scope and substance of all legal and accounting matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to CSRV's counsel and independent public accountants.



     12. CONDITIONS TO OBLIGATIONS OF NEWCO

     The obligations of Newco to consummate the transactions subject to this Agreement are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by Newco in its sole discretion, but only in a writing signed by Newco):

     12.1. Accuracy of Representations and Warranties. The representations and warranties of CSRV and Uniloc set forth herein shall be true and accurate in every material respect on and as of the Closing with the same force and effect as if they had been made at the Closing, and NEWCO shall have received a certificate to such effect executed by such parties Presidents or Chief Financial Officers.

     12.2. Covenants and Conditions.

     12.2.1. CSRV and Uniloc shall have performed and complied in all material respects with all of its covenants contained herein or before the Closing, and Newco shall have received a certificate to such effect signed by such parties Presidents or Chief Financial Officers.

     12.2.2. CRSV and NEWCO shall negotiate and deliver a definitive ADA containing the basic terms and conditions set forth herein together with such other representations, warranties, covenants, terms, indemnities and conditions as would be usual and customary for a transaction of this nature and which are mutually agreeable to the parties including, without limitation, the making of all necessary filings and obtaining the necessary approvals and consents by third parties required to consummate the Exchange and other transactions contemplated in this Agreement.

     12.2.3. CSRV's and Uniloc's Boards of Directors shall approve the PEX and designate and authorize a representative of CSRV to execute the PEX on or before July 31, 2001. CSRV and Uniloc should deliver the approved and executed PEX to Newco on or before July 31, 2001. CSRV and Uniloc shall approve, adopt, execute and deliver the PEX and the ADA and recommendations to the shareholders by the Board of Directors of CSRV and Uniloc in accordance with Nevada law, to other parties to this Agreement by August 31, 2001.

     12.2.4. CSRV's and Uniloc's shareholders shall approve the PEX and ADA under Nevada State and California laws, respectively at CSRV Shareholder Meeting and Uniloc Shareholder Meeting.

     12.2.6. CSRV shall deliver to Newco the Deed of Assignment of Designated Assets and Designated Liabilities.

     12.3. Compliance with Law; No Legal Restraints. There shall not be outstanding or threatened, or enacted or adopted, any order, decree, temporary, preliminary or permanent injunction, legislative enactment, statute, regulation, action, proceeding or any judgment or ruling by any court, arbitrator, governmental agency, authority or entity, or any other fact or circumstance (other than any such matter initiated by Uniloc, its officers or directors), that, directly or indirectly, challenges, threatens, prohibits, enjoins,
restrains,   suspends,   delays,   conditions  or  renders  illegal  or  imposes
limitations on, or is likely to result in a challenge, threat to, or a prohibition, injunction, restraint, suspension, delay or illegality of, or to impose limitations on: (i) the transactions contemplated by this Agreement; (ii) Newco's payment for, or acquisition or purchase of, of CSRV's Designated Assets and Designated Liabilities.

     12.4. Government Consents. There shall have been obtained at or prior to the Closing Date such permits and/or authorizations, and there shall have been taken such other action by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, as may be required to lawfully consummate the transfer of Designated Assets and Designated Liabilities.

     12.5. Opinion of CSRV's Counsel. Newco shall have received from counsel to CSRV, an opinion letter concerning the transfer of Designated Assets and Designated Liabilities and other transactions contemplated by this Agreement.

     12.6. No Litigation. No litigation or proceeding (other than any litigation or proceeding initiated by Newco, its Board of Directors, shareholders or officers) shall be threatened or pending for the purpose or with the probable effect of enjoining or preventing the transfer of Designated Assets and Designated Liabilities or any of the other transactions contemplated by this Agreement, or which could be reasonably expected to have a material adverse effect on the present or future operations or financial condition of CSRV.

     12.7. Instructions to Agents. CSRV shall have issued all required notifications concerning the irrevocable instructions to its agents, customers and affiliates concerning the transfer of Designated Assets and Designated Liabilities consistent with Section 2 hereof. CSRV shall have made the other deliveries contemplated by Section 2 hereof.

     12.9. Satisfactory Form of Legal Matters. The form, scope and substance of all legal and accounting matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to Newco's counsel.


     13. TERMINATION OF AGREEMENT

     13.1. Prior to or at the Closing.

     13.1.1 This Agreement may be terminated at any time prior to or at the Closing by the mutual written consent of all parties to this Agreement.

     13.1.2. This Agreement may be terminated after the Termination Date by CSRV if the conditions precedent set forth in Sections 10 and 12 shall have not been complied with, waived or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by Uniloc and/or Newco on or before Midnight, Eastern Time on August 31, 2001 (the "Termination Date").

     13.1.3. This Agreement may be terminated after the Termination Date by Uniloc if the conditions precedent set forth in Sections 11 and 12 shall have not been complied with, waived or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by CSRV and/or Newco on or before the Termination Date.

     13.1.4. This Agreement may be terminated after the Termination Date by Newco if the conditions precedent set forth in Sections 10 and 11 shall have not been complied with, waived or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by CSRV on or before the Termination Date.

     13.1.4. CSRV may terminate this Agreement at any time prior to or at the Closing if any of the representations and warranties of Uniloc and/or Newco in Sections 12, 13 and 14 of this Agreement were incorrect, untrue or false in any material respect as of the Agreement Date or are incorrect, untrue or false in any material respect as of the proposed Closing Date or Uniloc and/or Newco have breached any of their respective covenants of this Agreement, but in any case, only to the extent that such incorrectness, untruth, falsity or breach shall cause the condition contained herein to have failed, and the responsible party has not cured such breach prior to the earlier of (i) the Closing, (ii) thirty
(30) days after CSRV has given such party a written notice of its intention to terminate this Agreement pursuant to this subsection or (iii) the Termination Date.

     13.1.5. Uniloc may terminate this Agreement at any time prior to or at the Closing if any of the representations and warranties of CSRV and/or Newco in

Sections 12, 13 and 14 of this Agreement were incorrect, untrue or false in any material respect as of the Agreement Date or are incorrect, untrue or false in any material respect as of the proposed Closing Date or any of such parties has breached any of its covenants under this Agreement, and it has not cured such breach prior to the earlier of (i) the Closing, (ii) thirty (30) days after Uniloc has given a written notice of his intention to terminate this Agreement to the breaching party pursuant to this subsection, or (iii) the Termination Date. Notwithstanding the foregoing, Uniloc may terminate this Agreement at any time prior to or at the Closing if CSRV shall have breached its covenants contained in herein.

     13.1.6. Newco may terminate this Agreement at any time prior to or at the Closing if any of the representations and warranties of CSRV and/or Uniloc in
Section 12, 13 and 14 of this Agreement were incorrect, untrue or false in any material respect as of the Agreement Date or are incorrect, untrue or false in any material respect as of the proposed Closing Date or any of such parties has breached any of its covenants under this Agreement, and it has not cured such breach prior to the earlier of (i) the Closing, (ii) thirty (30) days after Newco has given a written notice of his intention to terminate this Agreement to the breaching party pursuant to this subsection, or (iii) the Termination Date. Notwithstanding the foregoing, Newco may terminate this Agreement at any time prior to or at the Closing if CSRV shall have breached its covenant contained herein.


     13.2. Any termination of this Agreement under this Section 16 will be effective by the delivery of notice of the terminating party to the other parties hereto.

     13.3. No Liability for Proper Termination. Any termination of this Agreement in accordance with this Section 16 will be without further obligation or liability upon any party in favor of the other party hereto or to its stockholders, directors or officers, other than the obligations provided in the Confidentiality Agreement; provided, however, that nothing herein will limit the obligation of Uniloc and CSRV for any willful breach hereof or failure to use their best efforts to cause the Exchange to be consummated. In the event of the termination of this Agreement pursuant to this Section 15, this Agreement shall thereafter become void and have no effect and each party shall be responsible for its own expenses incurred in connection herewith.

     14. SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION AND REMEDIES, CONTINUING COVENANTS

     14.1. Survival of Representations. All representations, warranties and covenants of Uniloc, CSRV and Newco contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by other parties to this Agreement until that date which is the earlier of (i) the termination of this Agreement or (ii) twelve (12) months after the Closing Date.


     14.2. Agreement to Indemnify.

     14.2.1. Uniloc agrees to indemnify and hold harmless CSRV and Newco, their officers, directors, agents, shareholders and employees, and each person, if any, who controls or may control those parties within the meaning of the 1933 Act or the 1934 Act (each hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against any and all claims, demands, suits, actions, causes of actions, losses, costs, damages, liabilities and expenses including, without limitation, reasonable attorneys' fees, other professionals' and experts' reasonable fees and court or arbitration costs (hereinafter collectively referred to as "Damages") incurred and arising out of any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by Uniloc in this Agreement or in any certificate delivered by or on behalf of Uniloc pursuant hereto (if such inaccuracy, misrepresentation, breach or default existed at the Closing Date). Any claim of indemnity made by an Indemnified Person under this Section 17.2 must be asserted in a writing delivered to Uniloc by no later than thirty (30) days after the filing of the Plan of Merger with the Secretary of State of Nevada.

     14.2.2. CSRV agrees to indemnify and hold harmless Uniloc and Newco, their officers, directors, agents, shareholders and employees, and each person, if any, who controls or may control those parties within the meaning of the 1933 Act or the 1934 Act (each hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against any and all claims, demands, suits, actions, causes of actions, losses, costs, damages, liabilities and expenses including, without limitation, reasonable attorneys' fees, other professionals' and experts' reasonable fees and court or arbitration costs (hereinafter collectively referred to as "Damages") incurred and arising out of any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by CSRV in this Agreement or in any certificate delivered by or on behalf of CSRV pursuant hereto (if such inaccuracy, misrepresentation, breach or default existed at the Closing Date). Any claim of indemnity made by an Indemnified Person under this
Section 17.2 must be asserted in a writing delivered to Uniloc by no later than thirty (30) days after the filing of the Plan of Merger with the Secretary of State of Nevada.

     14.2.1. Newco agrees to indemnify and hold harmless CSRV and Uniloc their officers, directors, agents, shareholders and employees, and each person, if any, who controls or may control those parties within the meaning of the 1933 Act or the 1934 Act (each hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against any and all claims, demands, suits, actions, causes of actions, losses, costs, damages, liabilities and expenses including, without limitation, reasonable attorneys' fees, other professionals' and experts' reasonable fees and court or arbitration costs (hereinafter collectively referred to as "Damages") incurred and arising out of any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by NEWCO in this Agreement or in any certificate delivered by or on behalf of NEWCO pursuant hereto (if such inaccuracy, misrepresentation, breach or default existed at the Closing Date). Any claim of indemnity made by an Indemnified Person under this
Section 17.2 must be asserted in a writing delivered to NEWCO by no later than thirty (30) days after the filing of the Plan of Merger with the Secretary of State of Nevada.

     14.3. A party entitled to indemnification hereunder (an "Indemnified Party") agrees to notify each party required to indemnify hereunder (an "Indemnifying Party") with reasonable promptness of any claim asserted against it in respect to which any Indemnifying Party may be liable under this Agreement, which notification shall be accompanied by a written statement setting forth the basis of such claim and the manner of calculation thereof. An Indemnifying Party shall have the right to defend any such claim at its or his own expense and with counsel of its or his choice; provided, however, that such counsel shall have been approved by the Indemnified Party prior to engagement, which approval shall not be unreasonably withheld or delayed; and provided further, that the Indemnified Party may participate in such defense, if it so chooses, with its own counsel and at its own expense.


     15. MISCELLANEOUS

     15.1. Governing Law/Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the State of Nevada without regard to conflicts of laws principles thereof and all questions concerning the validity and construction hereof shall be determined in accordance with the laws of the State of Nevada. Except as otherwise set forth herein, any reference to "laws" in this Agreement shall mean the federal laws of the United Stated of America and state laws of the State of Nevada.

     15.2. Assignment; Binding Upon Successors and Assigns. No party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     15.3. Severability. If any provision of this Agreement will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to affect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

     15.4. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all parties reflected hereon as signatories.

     15.5. Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

     15.6. Amendment and Waivers. Any term or provision of this Agreement may be amended prior to the Closing by the written consent of the parties to this Agreement, or their successors in interest. The observance of any term, condition or provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby or for whose benefit such condition was provided. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. In addition, at any time prior to the Closing, parties to this Agreement may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other; (ii) waive any inaccuracies in the representations and warranties made to it contained herein or in any document delivered pursuant hereto; and
(iii) waive compliance with any of the agreements or conditions for its benefit contained herein. No such waiver or extension shall be effective unless signed in writing by the party against whom such waiver or extension is asserted. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions or any other provisions.

     15.7. Expenses. Each party will bear its respective expenses and legal fees incurred with respect to this Agreement, and the transactions contemplated hereby.

     15.8. Attorneys' Fees. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

     15.9. Notices. All notices and other communications required or permitted under this Agreement will be in writing and will be either hand delivered in person, sent by telecopier or sent by recognized express courier service. Such notices and other communications will be effective upon receipt if hand delivered or sent by telecopier, and three (3) days after dispatch if sent by express courier, to the following addresses, or to such other addresses or fax number as any party may notify the other parties in accordance with this
Section:

(i)      If to CSRV:

                  Certified Services, Inc.
                  4850 West Flamingo Road, #23
                  Las Vegas, Nevada 89103
                  Attention:  Martin Bothmann
                  Fax Number: 702-314-2811

         with a copy to: Harold Gewerter, Esq.

                  Harold Gewerter & Associates
                  101 Convention Center Drive
                  Las Vegas, Nevada 89109
                  (Fax) Number (702) 735-5330

         (ii) If to Uniloc:

                  Uniloc, Inc.
                  19671 Beach Boulevard - Suite 415
                  Huntington Beach, California 92648
                  Fax Number:  (714) 960-3850

         with a copy to:

                  Charles J. Spinelli, Esq.
                  Levy, Boonshoft & Spinelli, P.C.
                  477 Madison Avenue, 14th Floor
                  New York, New York 10022
                  Fax Number:  (212) 751-6943

         (iii) If to Newco:

                  Martin Bothmann and Michael Zuliani
                  4850 West Flamingo Road, #23
                  Las Vegas, Nevada 89103
                  Attention:  Martin Bothmann
                  Fax Number: 702-314-2811

     15.10. Construction of Agreement. The respective parties have negotiated this Agreement hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an exhibit will mean a Section in, or exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.

     15.11. No Joint Venture. Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other party and their status is, and at all times will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section.

     15.12. Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     15.13. Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner, employee, agent, consultant or any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

     15.14. Public Announcement. The transactions contemplated by this Agreement shall not be disclosed by any of the parties in any press release or other public announcement unless and until the sensent and timing of the same has been approved by all parties in writing and such press release or other public announcement is in compliance with all SEC disclosure rules and regulations.

     15.15. Confidentiality. Uniloc, CSRV and NEWCO shall confirm that they have entered into the Confidentiality Agreement and that they are each bound by, and will abide by, the provisions of such Confidentiality Agreement (except that CSRV and NEWCO will cease to be bound by the Confidentiality Agreement after the Exchange becomes effective). If this Agreement is terminated, all copies of documents containing confidential information of a disclosing party shall be returned by the receiving party to the disclosing party or be destroyed, as provided in the Confidentiality Agreement.

     15.16. Entire Agreement. This Agreement and the exhibits hereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto other than the Confidentiality Agreement. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.


---------------------The rest of this page is intentionally left blank----------

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

UNILOC, INC.

By: ______________________          By: ______________________
    RIC RICHARDSON                      ROBERT SYVERSON
    Chief Executive Officer             President


CERTIFIED SERVICES, INC

By: _______________________                 By: ______________________
      Martin Bothmann                             MICHAEL ZULIANI
      Secretary, Treasurer                        President

------------------------------            ------------------------
MARTIN BOTHMANN                           MICHAEL ZULIANI
(750,000 shares)                          (750,000 shares)

------------------------------            ------------------------
COLIN FIDLER                              CHRISTINE RECAREY
(10,000 shares)                           (100,000 shares)

------------------------------            ------------------------
ST. ANDREWS VENTURE CAPITAL               BRIAN PARADIS
(105,000 shares)                          (85,000 shares)

                                    EXHIBIT A

                        INVESTMENT REPRESENTATION LETTER

                        INVESTMENT REPRESENTATION LETTER


Board of Directors
Certified Services, Inc.
4850 W. Flamingo Road - #23
Las Vegas, Nevada 09103

Gentlemen:

         In connection with the exchange of shares by Uniloc, Inc. ("Uniloc") of an exchange basis of 1 for 1 on the Closing Date set forth within the Exchange Agreement with Certified Services, Inc. ("CSRV"), a California corporation (the "Company") and delivery of the Shares to the undersigned, the undersigned for itself and its heirs, representatives, executors, administrators, successors and assigns, represents, warrants and agrees with the Company as follows with respect to the shares:

         1. The undersigned will be acquiring the shares for investment and not with a view to the distribution thereof and is familiar with the meaning of such representation and covenants and understands the restrictions which are imposed thereby. More specifically, but without limitation, the undersigned understands that in the view of the Securities and Exchange Commission, one who acquires securities for investment is not exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), if he merely acquires such securities for resale upon the occurrence or non-occurrence of some predetermined event or for holding for a fixed or determinable period in the future.

         2. The undersigned will be acquiring the shares solely for the undersigned's own account and no other person or entity has any direct or indirect beneficial ownership or interest therein.

         3. The undersigned hereby represents and warrants that it is a corporation which was not organized for the purpose of acquiring the shares.

         4. The undersigned has been advised that in reliance on the representations, warranties and agreements herein made by the undersigned, the issuance, and delivery of the shares to the undersigned will not be registered under the Act on the ground that the issuance thereof is exempt from registration by virtue of Sections 4(2) and/or 3(b) thereof.

         5. The undersigned represents and warrants to the Company that the investment in the Company represented by the purchase of the shares came about as a result of direct communications between the Company and the undersigned, and did not result from any form of general advertising or general solicitation including but not limited to, advertisements or other communications in newspapers, magazines, or other media; broadcasts on radio or television, seminars or promotional meetings or any letter, circular or other written communication.


Very truly yours,

UNILOC, INC.


By:________________________                          By:______________________
   Ric Richardson                                         Robert Syverson
   Chief Executive Officer                                President

                                    EXHIBIT B

                            CONTRACTS AND AGREEMENTS

Material Contracts

1.       Toshiba LOI--Executed
2.       eMachines, Inc. Contract
3.       Hewlett-Packard -Beta Test Contract
4.       Chelada -Contract
5.       Discover Financial Services (Discover Card)--Marketing Agreement
6.       Publisher Agreements with
a.       Ubi Soft Entertainment
b.       Block Financial Corporation
c.       Transparent Language Inc.
d.       Panda Software, Inc.
e.       V Communications
f.       Simon & Schuster, Inc.
g.       Nova Logic
h.       Sierra On-Line, Inc.
i.       Eidos
7.       Commercial Properties
a.       Office lease

8.       Outstanding Debt Obligations





                                                             Exercise
                                                 Number        Price    Expiration Date
  Senior Bridge Warrants                       1,108,333       $0.60           6/15/2004
  Warrants for Converting Debt to Equity       4,316,805       $0.50           3/15/2004
  Warrants for equity investment in 2001        180,000        $0.50            3/1/2004
  Warrants for legal work                       125,000        $0.50           3/15/2004
  Warrants for Director Consulting               40,000        $0.50           5/15/2003
  Warrants for Director Participation           500,000        $1.00           5/15/2005

                                             ---------------
                                                  6,270,138
                                             ===============

                                                               Daily         Number                            Debt
                                                           Interest @    of Days to          Total           and
  Senior Bridge Note--Not Converted                           10%        3/15/2001         Interest        Interest
  ---------------------------------                           ---        ---------         --------        --------
      Muzik                         9/19/2000 $  20,000   $   5.48         176            $    964.38    $  20,964.38
      Reigel                        10/9/2000 $ 200,000   $  54.79         156            $  8,547.95    $ 208,547.95
      Suerberg                     10/11/2000 $  20,000   $   5.48         154            $    843.84    $  20,843.84
      Porento                      10/12/2000 $  20,000   $   5.48         153            $    838.36    $  20,838.36
      Cirrincione                  10/16/2000 $ 100,000   $  27.40         149            $  4,082.19    $ 104,082.19
      Haas                         10/16/2000 $  20,000   $   5.48         149            $    816.44    $  20,816.44
      Bundren                      12/20/2000 $  10,000   $   2.60          84            $    218.18    $  10,218.18
      Monolith                     10/17/2000 $ 200,000   $  54.79         148            $  8,109.59    $ 208,109.59
      Kind                         10/17/2000 $  50,000   $  13.70         148            $  2,027.40    $  52,027.40
      Tomaszewski                  10/19/2000 $  15,000   $   4.11         146            $    600.00    $  15,600.00
      Ohalloran                    10/18/2000 $  10,000   $   2.74         147            $    402.74    $  10,402.74
                                              $ 665,000   $ 182.05                        $ 27,451.06    $ 692,451.06


  3 Trade Payables were converted to Notes Payable to extend payment terms:

                                    EXHIBIT C

                          INTELLECTUAL PROPERTY RIGHTS







Assigned Rights to Patent Number 5,490,216

                                    EXHIBIT D

                              EMPLOYMENT AGREEMENTS




Ric Richardson, CEO and Chairman

Robert J. Syverson, President

                                    EXHIBIT E

                            EMPLOYMENT BENEFIT PLANS











                                      NONE